Exhibit 99.1

Canton Strategic Holdings, Inc. Releases Second Quarter 2026 Financial and Operational Results

Records first operating revenue from locking service and Super Validator operations

Completes sale of legacy biotechnology subsidiary Gravitas

NEW YORK, August 14, 2026 — Canton Strategic Holdings, Inc. (Nasdaq: CNTN) (“Canton Strategic” or the “Company”), the first publicly traded company to leverage Canton Coin (“CC”) to support the Canton Network’s ability to digitize traditional financial markets, today released financial and operating results for the second quarter ended June 30, 2026.

“We are pleased to see our disciplined strategy and operational focus pay off with meaningful operating revenue recognized in the second quarter,” said Mark Wendland, Chairman and Chief Executive Officer of Canton Strategic Holdings. “Since launching our strategy in November 2025, we have taken a diversified approach to value accretion, seeking opportunities to capitalize on commercial ventures that align with our long-term conviction in the Canton Network’s ability to transform financial markets.”

During the quarter, the Company recorded its first operating revenue, reflecting the initial contribution from its Super Validator operations and its locking-as-a-service (“LaaS”) offering on the Canton Network, establishing the Company’s base of revenue generating business operations. Notably, its LaaS offering drove revenue of approximately $1.3 million (see “Other Revenue” in financial tables below). This offering, launched in April 2026, supports Super Validators and Featured Applications who are required under Canton Improvement Proposals (“CIP”) 0105 and CIP-0116 to maintain locked CC balances. Through this service, the Company locks its own CC on a customer’s behalf while retaining legal and beneficial ownership, and is compensated through a stated interest rate, a share of the customer’s network rewards, or an equity grant earned over the contract term, depending on the arrangement.

Separately, the Company’s Validator and Super Validator operations drove $191,226 in revenue during this quarter, representing CC rewards earned for providing validation and liveness services to the network.

“Our Super Validator and locking-as-a-service operations reflect the active role we intend to play as the network scales, supporting the builders and validators driving institutional adoption of blockchain infrastructure,” continued Wendland. “Our growing operating business, alongside our Canton Coin treasury, gives shareholders a differentiated way to gain exposure to the network’s adoption, rather than passive exposure to a single token.”

Quarterly Highlights (as of June 30, 2026)

●	Secured approval for an expanded Super Validator weight of 15 under CIP-0102 and CIP-0114. Active minting at 0.5 weight began in May 2026, with the remaining 14.5 weight scheduled to unlock in tranches through the first quarter of 2028 as the Company meets specific deliverables and receives approval from the Canton Foundation’s Accountability Committee. Importantly, a higher weight indicates a proportionally larger claim on the CC minted to Super Validators.

●	Launched its first commercial offering, locking-as-a-service (“LaaS”), to Canton Network Super Validators and Featured Applications. This model compensates the Company via a daily interest rate on locked CC, a share of network rewards, or an equity grant earned over a one-year term.

●	Recognized revenue through diversified income streams, including $1,304,633 largely from its LaaS program, as well as $191,226 from its Network validation activities, for the three months ended June 30, 2026, the Company’s first quarter generating revenue under its digital asset treasury strategy.

●	Streamlined its operations through the sale of Gravitas Life Sciences, Inc. (“Gravitas”), the Company’s legacy clinical-stage biotechnology subsidiary, on July 17, 2026, in exchange for an unsecured promissory note in the original principal amount of $3,500,000 bearing 15% payment-in-kind interest, plus contingent development milestone payments.

●	Strengthened its governance through the election of Sean Galvin, Pamela L. Carter, and Rishi Nangalia as directors at the Company’s 2026 annual meeting on July 13, 2026. Mr. Galvin, Ms. Carter, and Mr. Nangalia collectively bring deep experience across financial markets, public company oversight, and technology to the Company’s Board.

●	Created optionality for opportunistic share repurchases through Board approval of a $50 million share repurchase program on June 11, 2026; no shares were repurchased under the program during the period.

●	Canton Coin holdings of 3,714,204,876 units with a fair value of $523,353,752, up from $501,760,369 as of December 31, 2025

●	Cost basis of CC holdings of $584,064,579 as of June 30, 2026, compared to $523,770,731 as of December 31, 2025

●	Cash and cash equivalents of $37,241,568 as of June 30, 2026, up from $12,007,148 as of December 31, 2025.

Financial Highlights (Three Months Ended June 30, 2026)

●	Total revenue of $1,495,859 for the three months ended June 30, 2026, compared to $0 for the same period in 2025.

●	Adjusted EBITDA of ($820,449) for the three months ended June 30, 2026 compared to ($1,126,984) for the same period in 2025.

●	Adjusted Operating Expenses of $2,628,156, compared to $1,122,991 in the same period in 2025.

●	Adjusted Operating Expenses Coverage Ratio of 56.9%, compared to 0.0% in the same period in 2025, reflecting the first recognized revenue in the current period.

●	Net loss of $19,254,826, or $(0.08) per basic and diluted share from continuing operations, for the three months ended June 30, 2026.

●	Unrealized loss on digital asset holdings of $23,735,950 for the three months ended June 30, 2026, reflecting a decline in the reference price of CC relative to the Company’s weighted-average cost basis; the Company held no digital assets prior to November 2025.

●	Total assets of $564,570,386 and total stockholders’ equity of $454,902,612 as of June 30, 2026, compared to total assets of $519,146,435 and total stockholders’ equity of $397,925,880 at December 31, 2025.

Business Update

Super Validator Operations

The Company operates as a Super Validator (“SV”) on the Canton Network. SVs earn Canton Coin based on their approved “weight,” which functions like a share count: a higher weight means a proportionally larger claim on the CC minted to Super Validators in each network round. Weight unlocks in tranches as the Company meets specific deliverables and receives approval from the Canton Foundation’s Accountability Committee. Each unlock triggers ongoing per-round minting plus a one-time catch-up mint of rewards that had accumulated in escrow while that weight awaited approval.

Active minting began on May 9, 2026, when the Company met the first of eight deliverables under CIP-0102. For the period from that date through June 30, 2026, the Company recognized Network validation revenue of $191,226 on its active 0.5 weight, its first revenue from Super Validator operations, which included a one-time catch-up mint of rewards accumulated in escrow since January 21, 2026, when CIP-0102 was approved. As of June 30, 2026, the Company held total approved SV weight of 15 (4 under CIP-0102, 11 under CIP-0114) and an active weight of 0.5. The remaining 14.5 is expected to unlock through the first quarter of 2028 as follows:

	Three Months Ended
	2026			2027				2028
	30-Jun	30-Sep	31-Dec	31-Mar	30-Jun	30-Sep	31-Dec	31-Mar
CIP 102(1)
Active weight(2)	0.5
Additional weight		0.5	0.5	0.5	0.5	0.5	0.5	0.5
Total CIP 102 weight	0.5	1.0	1.5	2.0	2.5	3.0	3.5	4.0
CIP 114(3)
Additional weight		5.5	1.375	1.375	1.375	1.375	-	-
Total CIP 114 weight	0.0	5.5	6.875	8.25	9.625	11	11	11

Total SV weight	0.5	6.5	8.375	10.25	12.125	14.0	14.5	15.0

(1)	Under CIP 102, the Company may earn 0.5 SV weight for each quarterly milestone period, consisting of (i) 0.25 SV weight for publishing a quarterly Canton ecosystem research report addressing, among other matters, on-chain analytics, community developments, governance and tokenomics, planned technology updates and dashboard statistics, and (ii) 0.25 SV weight for conducting an open-to-the-public webinar of at least 45 minutes addressing substantially similar topics. The remaining 3.5 SV weight reflected above therefore represents seven quarterly milestone periods.

(2)	For the three months ended June 30, 2026, the Company earned 1,253,679 CC in rewards associated with the active CIP 102 0.5 SV weight, which is was recognized as Network validation rewards of $191,226.

(3)	Under CIP 114, the Company’s allocated SV weight is subject to quarterly review and a continuing requirement that the Company maintain CC holdings at or above the applicable CC Quantum established under the program. Assuming that requirement continues to be satisfied, 50% of the applicable allocated weight becomes eligible for release following the first quarterly review, and one-fourth of the remaining 50% becomes eligible for release at each of the next four quarterly reviews.

If achieved on schedule, active weight would grow thirty-fold, from 0.5 to the full 15, by the first quarter of 2028.

Under CIP-0114, the Company’s allocated SV weight is subject to quarterly review and a continuing requirement that the Company maintain CC holdings at or above the applicable CC Quantum established under the program. Assuming that requirement continues to be satisfied, 50% of the applicable allocated weight becomes eligible for release following the first quarterly review, and one-fourth of the remaining 50% becomes eligible for release at each of the next four quarterly reviews.

Locking-as-a-Service

Canton Network rules (CIP-0105 for Super Validators, CIP-0116 for Featured Applications) require those participants to keep a minimum amount of CC locked to maintain their status and reward eligibility. Through its LaaS offering, the Company locks its own CC on a customer’s behalf so the customer can satisfy that requirement without sourcing CC itself. The Company retains full ownership of the CC throughout; only a wallet identifier, not custody or title, is shared with the Canton Foundation for compliance verification. LaaS launched on April 23, 2026.

CANTON STRATEGIC HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS (Unaudited)

	June 30, 2026	December 31, 2025

ASSETS

Current assets
Cash and cash equivalents	$37,241,568	$12,007,148
Prepaid expenses and other current assets	3,274,069	197,383
Current assets held for sale	700,997	5,181,535

Total current assets	41,216,634	17,386,066

Digital assets	523,353,752	501,760,369

Total assets	$564,570,386	$519,146,435

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$916,244	$521,201
Accrued expenses	983,715	506,460
Current liabilities held for sale	726,039	2,258,703

Total current liabilities	2,625,998	3,286,364

Other liabilities
Deferred tax liability	107,041,776	117,934,191

Total liabilities	109,667,774	121,220,555

Commitments and contingencies (see Note 8)

Stockholders' equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025 and December 31, 2024	-	-
Common stock, $0.0001 par value, 1,000,000,000 shares and 250,000,000 shares authorized, 37,112,466 shares and 1,973,999 shares issued and 37,112,220 shares and 1,973,753 shares outstanding as of December 31, 2025 and December 31, 2024, respectively	7,727	3,711
Additional paid-in capital	594,380,217	470,809,478
Accumulated deficit	(139,415,367)	(72,817,344)
Treasury stock, at cost, 246 shares held in treasury as of December 31, 2025 and December 31, 2024	(69,965)	(69,965)

Total stockholders' equity	454,902,612	397,925,880

Total liabilities and stockholders' equity	$564,570,386	$519,146,435

CANTON STRATEGIC HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
Revenue
Network validation revenue	$191,226	$-	$191,226	$-
Other revenue	1,304,633	-	1,304,633	-

Total revenue	1,495,859	-	1,495,859	-

Operating expenses
Research and development	-	123,638	-	215,087
General and administrative	2,698,013	1,304,956	37,919,194	3,257,555

Total operating expenses	2,698,013	1,428,594	37,919,194	3,472,642

Loss from operations	(1,202,154)	(1,428,594)	(36,423,335)	(3,472,642)

Other income (expense)
Interest expense	-	(6,161)	-	(14,632)
Interest income	311,848	2,168	630,026	15,604
Unrealized loss from digital assets holdings	(23,735,950)	-	(38,749,254)	-

Total other income (expense), net	(23,424,102)	(3,993)	(38,119,228)	972

Total loss before income taxes	(24,626,256)	(1,432,587)	(74,542,563)	(3,471,670)

Provision (benefit) for income taxes	(6,672,175)	-	(10,892,415)	-
Net loss from continuing operations	(17,954,081)	(1,432,587)	(63,650,148)	(3,471,670)
Net loss from discontinued operations	(1,300,745)	(422,566)	(2,947,875)	(925,187)

Net loss	$(19,254,826)	$(1,855,153)	$(66,598,023)	$(4,396,857)

Net loss per share:
Continuing operations - basic and diluted	$(0.08)	$(0.50)	$(0.30)	$(1.27)
Discontinued operations - basic and diluted	$(0.01)	$(0.15)	$(0.01)	$(0.34)

Weighted average number of common shares outstanding:
Basic and diluted	216,864,938	2,877,327	212,310,722	2,725,863

CANTON STRATEGIC HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	For the Six Months Ended June 30,
	2026	2025

Cash flows from operating activities:
Net loss	$(66,598,023)	$(4,396,857)
Net loss from discontinued operations	(2,947,875)	(925,187)
Net loss from continuing operations	(63,650,148)	(3,471,670)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash revenue from network validation and services	(1,515,630)	-
Unrealized loss from digital assets holdings	38,749,254	-
Deferred tax expense/(benefit)	(10,892,415)	-
Stock based compensation	32,329,614	430,917
Increase in operating assets:
Prepaid expenses and other current assets	(764,031)	(150,755)
Increase (decrease) in operating liabilities:
Accounts payable	(158,596)	329,453
Accrued expenses	477,255	(225,964)
Net cash used in operating activities - continuing operations	(5,424,697)	(3,088,019)
Net cash used in operating activities - discontinued operations	(4,448,795)	(743,512)
Net cash used in operating activities	(9,873,492)	(3,831,531)

Cash flows from investing activities:
Purchase of digital assets	(59,586,023)	-
Collateral paid on digial asset option contracts	(1,000,000)	-
Net cash used in investing activities	(60,586,023)	-

Cash flows from financing activities:
Proceeds from issuance of common stock upon registered direct public offerings	54,894,300	-
Proceeds from issuance of common stock upon private investment in public equity offerings	-	2,500,000
Proceeds from issuance of common stock upon at-the-market offerings	39,791,684	266,625
Proceeds from exercise of common stock warrants	186,579	-
Payment of deferred offering costs and other issuance costs	(3,627,422)	(272,246)
Proceeds from insurance premium financing liability	-	285,178
Repayment of insurance premium financing liability	-	(200,638)
Repayments of note payable	-	(64,769)
Net cash provided by financing activities	91,245,141	2,514,150

Net increase (decrease) in cash	20,785,626	(1,317,381)

Cash, beginning of period - including discontinued operations	17,032,748	3,559,361

Cash, end of period - including discontinued operations	37,818,374	2,241,980
Cash, end of period - discontinued operations	576,806	-
Cash, end of period - continuing operations	$37,241,568	$2,241,980

Supplemental disclosure of non-cash activities:

Digital assets acquired but not yet settled in cash	77,083	-

Supplemental disclosure of non-cash financing activities:

Amortization of deferred offering costs from ATM offering	-	24,832
Reduction of premium related to insurance premium financing	-	101,102
Issuance of note payable for settlement of previously incurred professional fees	-	314,485
Issuance of options to settle liability	-	200,212

Non -GAAP Measures of Financial Performance

In addition to financial measures presented under generally accepted accounting principles in the United States of America (“GAAP”), the Company evaluates performance using non-GAAP financial measures including adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) and Adjusted Operating Expenses, and Adjusted Operating Expenses Coverage Ratio.

Adjusted EBITDA

The Company defines Adjusted EBITDA as net income (loss), excluding income tax provision (benefit), stock-based compensation expense, unrealized gains or losses on digital asset holdings, and other non-recurring items. Management believes this financial measure provides a performance measurement that reflects our recurring core business operations. Adjusted EBITDA is provided in addition to, and should not be considered a substitute for, GAAP financial measures. Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP.

Adjusted Operating Expenses

Adjusted Operating Expenses is defined as GAAP total operating expenses minus stock-based compensation expense, which the Company believes is not indicative of its ongoing expenses. The amount and timing of the excluded items are unpredictable, are not driven by core results of operations, and render comparisons with prior periods less meaningful.

Adjusted Operating Expenses Coverage Ratio

Adjusted Operating Expenses Coverage Ratio is calculated as Adjusted Operating Expenses divided by total revenues.

The following table reconciles Adjusted EBITDA to net loss, its most directly comparable GAAP measure for the periods indicated. It also reconciles Adjusted Operating Expenses to operating expenses, its most directly comparable GAAP measure for the periods indicated.

CANTON STRATEGIC HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Net loss from continuing operations	$(17,954,081)	$(1,432,587)	$(63,650,148)	$(3,471,760)
Stock based compensation (1)	69,857	305,603	32,329,614	430,917
Unrealized loss from digital assets holdings	23,735,950	-	38,749,254	-
Provision (benefit) for income taxes	(6,672,175)	-	(10,892,415)	-
Adjusted EBITDA	$(820,449)	$(1,126,984)	$(3,463,695)	$(3,040,843)

(1) For the six months ended June 30, 2026, Stock based compensation included $32,228,509 of expense related to Strategic Advisor warrants and Advisor RSUs which were issued in connection with the November 2025 PIPE transaction and were recognized by the company in Q1 upon approval of shareholders at the special meeting of January 30, 2026.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Operating Expenses	$2,698,013	$1,428,594	$37,919,194	$3,472,642
Less: stock based compensation (1)	(69,857)	(305,603)	(32,329,614)	(430,917)
Adjusted Operating Expenses	$2,628,156	$1,122,991	$5,589,580	$3,041,725

(1) For the six months ended June 30, 2026, Stock based compensation included $32,228,509 of expense related to Strategic Advisor warrants and Advisor RSUs which were issued in connection with the November 2025 PIPE transaction and were recognized by the company in Q1 upon approval of shareholders at the special meeting of January 30, 2026.

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025

Revenue	1,495,859	-	1,495,859	-
Adjusted Operating Expenses	2,628,156	1,122,991	5,589,580	3,041,725
Adjusted Operating Expenses coverage ratio	56.9%	0.0%	26.8%	0.0%

About Canton Strategic Holdings, Inc.

Canton Strategic Holdings, Inc. (NASDAQ: CNTN), is the first publicly traded company to leverage Canton Coin and support the Canton Network to advance institutional blockchain adoption and the digitization of financial markets. In addition to its operating business that drives value through activities on the Canton Network, the Company is a strategic investor in the Canton ecosystem. For more information, visit www.cantonstrategic.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements about future expectations, plans and prospects, as well as any other statements regarding matters that are not historical facts, which may constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. Such statements include, but are not limited to, goals and expectations regarding the Company’s strategy and potential partnerships, future financial and operating performance, projections or statements of plans and objectives, and other statements accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words, but the absence of these words does not mean that a statement is not forward-looking.

These forward-looking statements are based on current expectations, estimates, assumptions, and projections, and involve known and unknown risks, uncertainties, and other factors—many of which are beyond the Company’s control—that may cause actual results, performance, or achievements to differ materially from those expressed or implied by such statements. Important factors that may affect actual results include, among others, the Company’s ability to execute its growth strategy; its ability to raise and deploy capital effectively; ability to raise capital through on the Company’s at-the-market offering; developments in technology and the competitive landscape; the market performance of Canton Coin; government regulation of cryptocurrencies; the Company’s ability to achieve the deliverables required for future Super Validator weight unlocks; the developing nature of the Canton Network and the evolving legal and regulatory treatment of digital assets; the Company’s limited history of generating revenue and other risks; and uncertainties described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in other filings with the SEC. These filings are available at www.sec.gov. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Canton is a registered trademark of Digital Asset (Switzerland) GmbH. Digital Asset is not affiliated with, and has not sponsored or endorsed, the operations of Canton Strategic Holdings, Inc.

Contacts

Media:

Gasthalter & Co.

(212) 257-4170

canton@gasthalter.com

Investors:

ir@cantonstrategic.com

X: @CantonStrategic

LinkedIn: https://www.linkedin.com/company/cantonstrategicholdings/

Website: www.cantonstrategic.com